UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2021 (October 25, 2021)

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Gray Television, Inc., a Georgia corporation (the “Company”), expects to disclose certain supplemental information concerning the Company in a preliminary offering memorandum and marketing materials that is being disseminated in connection with the proposed senior notes offering described in Item 8.01 below. The supplemental information included in the preliminary offering memorandum and marketing materials, certain of which has been previously reported, is set forth in Exhibit 99.1 and incorporated herein by reference, including, but not limited to, with respect to the following:

•

certain historical financial information of Meredith Corporation’s (“Meredith”) local media group (“LMG RemainCo”) and pro forma condensed combined financial information of the Company and LMG RemainCo;

•	certain descriptions of the business and results of operations of LMG RemainCo;

•	certain preliminary financial data of the Company for the nine months ended September 30, 2021;

•

certain expected sources and uses of proceeds in connection with the Company’s previously announced and pending merger with LMG RemainCo and overall debt refinancing expected to be undertaken in connection therewith;

•	certain risk factors; and

•	certain of the Company’s current and anticipated (in connection with the Company’s overall debt refinancing) debt facilities and indebtedness.

The Company is also furnishing herewith LMG RemainCo’s audited combined financial statements (prepared on a carve-out basis that eliminates the results of operations, assets and liabilities of the entities that are not being retained by Meredith and, as a result, are not being acquired by the Company) as of and for the fiscal years ended June 30, 2021 and 2020 (with independent auditors’ report thereon). The foregoing financial statements of LMG RemainCo are furnished hereto as Exhibit 99.2 and are incorporated herein by this reference.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01	Other Events.

On October 25, 2021, the Company issued a press release announcing that a special purpose wholly owned subsidiary of the Company, subject to market conditions, intends to offer $1,125 million aggregate principal amount of senior notes in an offering that is exempt from the registration requirements of the Securities Act. The notes are being offered to finance, together with cash on hand and anticipated borrowings under the Company’s senior credit facility, the Company’s pending merger with Meredith, pursuant to which the Company will acquire LMG RemainCo, immediately after and subject to Meredith’s spin-off of its national media group to its shareholders (the “Meredith Merger”), which was previously announced on May 3, 2021. If the Meredith Merger is consummated and certain other conditions are satisfied, the net proceeds from the offering will be released from escrow to fund the Meredith Merger, and the Company will become the primary obligor under the notes. A copy of the press release, which was issued in connection with the offering and pursuant to and in accordance with Rule 135c under the Securities Act, is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the notes. The notes and related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Excerpts from Preliminary Offering Memorandum

99.2	LMG RemainCo audited combined financial statements as of and for the fiscal years ended June 30, 2021 and 2020

99.3	Press release issued by Gray Television, Inc., on October 25, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

October 25, 2021	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Executive Vice President and Chief Financial Officer